EXHIBIT 21
SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION
July 31, 2015

	State (Country)	Percentage of Voting
Name of Company	Of Incorporation	Securities Owned
Brady Corporation	Wisconsin	Parent
Tricor Direct, Inc.	Delaware	100%
Doing Business As:
Seton
Seton Name Plate Company
D&G Sign and Label
Seton Identification Products
Emedco
Champion America
DAWG, Inc.
Worldmark of Wisconsin Inc.	Delaware	100%
AIO Acquisition Inc.	Delaware	100%
Doing Business As:
All-In-One Products
Personnel Concepts
Personnel Concepts Limited
Personnel Concepts Ltd.
PC Limited
USA Printing & Mailing
Dual Core LLC	Wisconsin	100%
Doing Business As:
Identicard Systems Worldwide
Brady People ID
JAM Plastics
PromoVision Palomino
Temtec
BIG Badges
Brady Holdings Mexico LLC	Delaware	100%
Clement Communications, Inc.	Pennsylvania	100%
Brady International Co.	Wisconsin	100%
Brady Worldwide, Inc.	Wisconsin	100%
Doing Business As:
Brandon International
Sorbent Products Company
TISCOR
Electromark
Precision Dynamics Corporation	California	100%
Doing Business As:
Pharmex
TimeMed Labeling Systems
PDMX LLC	California	100%
Precision Dynamics International, Inc.	California	100%
Brady Australia Holdings Pty. Ltd.	Australia	100%
Brady Australia Pty. Ltd.	Australia	100%
Doing Business As:
Scafftag Australia
Seton Australia
Trafalgar First Aid
Visisign
Accidental Health & Safety Pty. Ltd.	Australia	100%

Carroll Australasia Pty. Ltd.	Australia	100%
ID Warehouse Pty. Ltd.	Australia	100%
Mix Group Australasia Pty. Ltd.	Australia	100%
Transposafe Systems Belgium NV/SA	Belgium	100%
W.H. Brady, N.V.	Belgium	100%
PDC Belgium Holdings Sprl	Belgium	100%
PDC Europe Sprl	Belgium	100%
W.H.B. do Brasil Ltda.	Brazil	100%
BRC Financial	Canada	100%
W.H.B. Identification Solutions Inc.	Canada	100%
Doing Business As:
Brady
IDenticard
IDenticam Systems
IDenticard Systems
Seton
Brady Investment Management (Shanghai) Co., Ltd.	China	100%
Brady Technology (Wuxi) Co. Ltd.	China	100%
Brady (Beijing) Co. Ltd.	China	100%
Brady (Shenzhen) Co., Ltd.	China	100%
Brady Technology (Dongguan) Co., Ltd.	China	100%
Brady (Xiamen) Co., Ltd.	China	100%
Brady A/S	Denmark	100%
Braton Europe S.A.R.L	France	100%
Brady Groupe S.A.S	France	100%
Doing Business As:
Seton
Signals
BIG
Securimed S.A.S.	France	100%
Brady GmbH	Germany	100%
Doing Business As:
Seton
Transposafe Systems Deutschland GmbH	Germany	100%
Bakee Metal Manufactory Company Limited	Hong Kong	100%
Brady Corporation Hong Kong Limited	Hong Kong	100%
Brady Company India Private Limited	India	100%
Brady Italia, S.r.l.	Italy	100%
Nippon Brady K.K.	Japan	100%
Brady S.à r.l.	Luxembourg	100%
Brady Luxembourg S.à r.l.	Luxembourg	100%
Brady Finance Luxembourg S.à r.l.	Luxembourg	100%
Brady Technology SDN. BHD.	Malaysia	100%
W. H. Brady S. de R.L. de C.V.	Mexico	100%
Brady Mexico, S. de R.L. de C.V.	Mexico	100%
PDC Brazeletesy Productos S.de R.L. de C.V.	Mexico	100%
Brady B.V.	Netherlands	100%
Brady Finance B.V.	Netherlands	100%
Holland Mounting Systems B.V.	Netherlands	100%
Transposafe Systems Holland B.V.	Netherlands	100%
Brady AS	Norway	100%
Pervaco AS	Norway	100%
Brady Philippines Direct Marketing Inc.	Philippines	100%
Transposafe Systems Polska Sp. Z.o.o.	Poland	100%
Brady ID Solutions S.R.L.	Romania	100%
Brady LLC	Russia	100%
Brady Corporation S.E.A. Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pte. Ltd.	Singapore	100%

Brady Asia Holding Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pacific Pte. Ltd.	Singapore	100%
Brady Asia Pacific Pte. Ltd.	Singapore	100%
Brady s.r.o.	Slovakia	100%
Wiremarkers Africa Pty. Ltd.	South Africa	100%
Grafo Wiremarkers Pty. Ltd.	South Africa	100%
Brady IDS Korea LLP	South Korea	100%
Brady Identificación S.L.U.	Spain	100%
Brady AB	Sweden	100%
Brady Sweden Holding AB	Sweden	100%
Runelandhs Fastighter AB	Sweden	100%
Runelandhs Försäljnings AB	Sweden	100%
Brady Converting AB	Sweden	100%
Tradex AB	Sweden	100%
Brady (Thailand) Co. Ltd.	Thailand	100%
Brady Etiket ve Isaretleme Ticaret Ltd. Sirketi	Turkey	100%
Brady Middle East FZE	United Arab Emirates	100%
B.I. (UK) Limited	United Kingdom	100%
Brady Corporation Limited	United Kingdom	100%
Brady European Finance Limited	United Kingdom	100%
Brady European Holdings Limited	United Kingdom	100%